Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Carrier Global Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (2)
Fees to Be Paid	Debt	4.375% NOTES DUE 2025	457(f)	$822,900,000 (2)	100%	$822,900,000 (2)	$147.60 per $1,000,000	$121,460.04
	Debt	4.125% NOTES DUE 2028	457(f)	$822,900,000 (3)	100%	$822,900,000 (3)	$147.60 per $1,000,000	$121,460.04
	Debt	4.500% NOTES DUE 2032	457(f)	$932,620,000 (4)	100%	$932,620,000 (4)	$147.60 per $1,000,000	$137,654.71
	Debt	5.800% NOTES DUE 2025	457(f)	$1,000,000,000	100%	$1,000,000,000	$147.60 per $1,000,000	$147,600
	Debt	5.900% NOTES DUE 2034	457(f)	$1,000,000,000	100%	$1,000,000,000	$147.60 per $1,000,000	$147,600
	Debt	6.200% NOTES DUE 2054	457(f)	$1,000,000,000	100%	$1,000,000,000	$147.60 per $1,000,000	$147,600
Fees Previously Paid	—	—	—	—	—	—		—
	Total Offering Amounts					$5,578,420,000.00	$147.60 per $1,000,000	$823,374.79
	Total Fees Previously Paid							—
	Net Fee Due							$823,374.79

(1)	Represents the aggregate principal amount of each series of notes to be offered in the exchange offer to which the registration statement relates.

(2)	The U.S. dollar equivalent of €750,000,000, which has been calculated using an exchange rate of $1.0972 per €1.00, which was the Bloomberg Generic Composite Rate between the U.S. Dollar and the euro on January 11, 2024.

(3)	The U.S. dollar equivalent of €750,000,000, which has been calculated using an exchange rate of $1.0972 per €1.00, which was the Bloomberg Generic Composite Rate between the U.S. Dollar and the euro on January 11, 2024.

(4)	The U.S. dollar equivalent of €850,000,000, which has been calculated using an exchange rate of $1.0972 per €1.00, which was the Bloomberg Generic Composite Rate between the U.S. Dollar and the euro on January 11, 2024.

(5)	Calculated in accordance with Rule 457(f) of the Securities Act of 1933, as amended.